UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2016, Provectus Biopharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors pursuant to which the Company agreed to sell 240,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) (which are initially convertible into an aggregate of 24,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”)), and 24,000,000 warrants (the “Warrants”) initially exercisable to purchase an aggregate of 24,000,000 shares of Common Stock at an exercise price of $0.275 per share of Common Stock. The Preferred Stock and Warrants will be sold together at a price of $25.00 for a combination of one share of Preferred Stock and one Warrant to purchase 100 shares of Common Stock each in a “best efforts” public offering (the “Offering”).

Maxim Group LLC acted as placement agent in connection with the Offering pursuant to a Placement Agency Agreement, dated August 25, 2016 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the placement agent agreed to use its “best efforts” to solicit offers to purchase the Preferred Stock and the Warrants and the Company agreed to pay the placement agent a cash fee equal to 8.0% of the gross proceeds of the Offering. The Placement Agency Agreement contains customary representations, warranties and indemnification by the Company and provides for the payment to the placement agent of up to $100,000 in fees and expenses.

The Offering is expected to close on or about August 30, 2016, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company are expected to be approximately $6 million, assuming no exercise of the Warrants and prior to deducting placement agent fees and estimated expenses payable by the Company associated with the Offering. The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-205704), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 16, 2015 and declared effective by the Commission on July 27, 2015. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel to the Company, has issued an opinion to the Company, dated August 25, 2016, regarding the Preferred Stock and Warrants and underlying shares of Common Stock to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company’s officers and directors, aggregating approximately 8.0% of the Company’s outstanding shares of Common Stock as of June 30, 2016, have agreed, for a period of 180 days following the Offering, not to (i) offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of any shares of the Company’s common stock or other securities convertible into or exercisable or exchangeable for shares of the Company’s common stock, (ii) enter into any swap, hedge, or other agreement or arrangement that transfers the economic risk of ownership of such securities, or (iii) engage in any short selling of any such securities. In addition, the Company’s officers and directors have waived, during the same period, any demand registration rights with respect to any such securities.

The Company and its subsidiaries have agreed, for a period of 90 days from the date of the Securities Purchase Agreement, not to (i) issue, enter into any agreement to issue, or announce the issuance of any Common Stock or securities convertible into or exercisable for Common Stock or (ii) enter into certain variable rate transactions, in each case, subject to certain exceptions.

Terms of the Preferred Stock

The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K. The Board of Directors of the Company (the “Board”) approved the Certificate of Designation on August 24, 2016, and the Certificate of Designation was filed with the Delaware Secretary of State on August 25, 2016.

Conversion

The Preferred Stock is convertible into shares of Common Stock at a conversion price equal to $0.25 per share, subject to adjustment as provided in the Certificate of Designation, at any time at the option of the holder prior to the fifth anniversary of the date of issuance, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holder be converted into shares of Common Stock at the then effective conversion price, provided that the holder will be prohibited from converting Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

The Preferred Stock is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities within 60 trading days of the date of issuance of the Preferred Stock at an effective Common Stock purchase price of less than the conversion price then in effect, subject to certain exceptions as provided in the Certificate of Designation. In addition, if the conversion price in effect on the 60th trading day following the date of issuance of the Preferred Stock exceeds 85% of the average of the 45 lowest volume weighted average trading prices of the Common Stock during the period commencing on the date of issuance of the Preferred Stock and ending on the 60th trading day following the date of issuance of the Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Conversion Price”), then the conversion price shall be reset to the Adjusted Conversion Price and shall be further subject to adjustment as provided in the Certificate of Designation. In either case, if a holder of Preferred Stock converts its shares of Preferred Stock prior to any such price reset event, then such holder will receive additional shares of Common Stock equal to the number of shares of Common Stock that would have been issued assuming for such purposes the Adjusted Conversion Price were in effect at such time less the shares issued at the then Conversion Price (subject to being held in abeyance based on beneficial ownership limitations); provided, however, that only the initial purchaser of Preferred Stock and Warrants in the Offering will receive the benefit of such price protection and such issuance of shares of Common Stock upon a price reset event.

Liquidation Preference

In the event of the Company’s liquidation, dissolution, or winding up, holders of Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to Common Stock immediately prior to such event (without giving effect for such purposes to any beneficial ownership limitation), subject to the preferential rights of holders of any class or series of the Company’s capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

Voting Rights

The holders of the Preferred Stock have no voting rights, except as required by law. Any amendment to the Company’s certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Preferred Stock requires the approval of the holders of a majority of the shares of Preferred Stock then outstanding.

Dividends

The holders of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 8% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Preferred Stock. The dividends become payable, at the Company’s option, in either cash, out of any funds legally available for such purpose, or in shares of Common Stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as the Board may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon the Company’s liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, which includes any merger or consolidation, sale of all or substantially all of the Company’s assets, exchange or conversion of all of the Common Stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of Common Stock at any time prior to the fifth anniversary of the date of issuance of the Preferred Stock, the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the conversion date and ending on the fifth anniversary of the date of issuance, less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable at the Company’s option in either cash, out of funds legally available for such purpose, or in shares of Common Stock.

With respect to any dividend payments and make-whole payments paid in shares of Common Stock, the number of shares of Common Stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

Warrants

The terms of the Warrants are as set forth in the form of Warrant, attached as Exhibit 4.1 to this Current Report on Form 8-K. A Warrant to purchase 100 shares of Common Stock will be issued for every one share of Preferred Stock sold in the Offering. Each Warrant will have an exercise price of $0.275 per share, will be immediately exercisable upon issuance and will expire on August 30, 2021. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, if the exercise price in effect on the 60th trading day following the date of issuance of the Warrants exceeds 85% of the average of the 45 lowest volume weighted average trading prices of the Common Stock during the period commencing on the date of issuance of the Warrants and ending on the 60th trading day following the date of issuance of the Warrants (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) (the “Adjusted Exercise Price”), then (i) the exercise price shall be reset to the Adjusted Exercise Price (and without giving effect to any prior conversions) and shall be further subject to adjustment as provided in the Warrants, and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants will be reset to equal the number of shares of Common Stock issuable upon conversion of Preferred Stock after giving effect to the adjusted conversion price or adjusted exercise price, as applicable. If a holder of Warrants exercises its Warrants prior to such repricing, then such holder will receive shares of Common Stock equal to the difference between the exercise price and the Adjusted Exercise Price; provided, however, that only the initial purchaser of Preferred Stock and Warrants in the Offering will receive the benefit of such price protection and such issuance of shares of Common Stock upon a price reset event.

The foregoing description of the Placement Agency Agreement, the Certificate of Designation, form of Warrant and the form of Securities Purchase Agreement does not purport to be complete. The foregoing description is qualified in its entirety by reference to the Placement Agency Agreement, the Certificate of Designation, form of Warrant and the form of Securities Purchase Agreement, which are filed as Exhibits 1.1, 3.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Such agreements and instruments have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The statements in Item 1.01 above describing the Certificate of Designation, which the Company filed with the Delaware Secretary of State on August 25, 2016, are incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On August 24, 2016, the Company issued a press release announcing that it intended to make a public offering of securities. On August 25, 2016, the Company issued a press release announcing the pricing and terms of the Offering. Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Pursuant to the rules and regulations of the Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement between Provectus Biopharmaceuticals, Inc. and Maxim Group LLC

3.1	Certificate of Designation

4.1	Form of Warrant

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

10.1	Form of Securities Purchase Agreement between Provectus Biopharmaceuticals, Inc. and the purchasers named therein (exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request)

23.1	Consent of BDO USA, LLP

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5.1 above)

99.1	Press Release, dated August 24, 2016

99.2	Press Release, dated August 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Interim Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agency Agreement between Provectus Biopharmaceuticals, Inc. and Maxim Group LLC

3.1	Certificate of Designation

4.1	Form of Warrant

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

10.1	Form of Securities Purchase Agreement between Provectus Biopharmaceuticals, Inc. and the purchasers named therein (exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request)

23.1	Consent of BDO USA, LLP

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5.1 above)

99.1	Press Release, dated August 24, 2016

99.2	Press Release, dated August 25, 2016